Exhibit 99.1

Casa Systems Announces Second Quarter 2018 Financial Results

•	Revenue of $68.7 million for second quarter of 2018

•	GAAP net income of $21.4 million, or $0.23 GAAP diluted net income per share, for the second quarter of 2018

•	Non-GAAP net income of $22.2 million, or $0.24 non-GAAP diluted net income per share, for the second quarter of 2018

•	214% revenue increase in software-based capacity expansion

•	Announces $75 million stock repurchase program

Andover, Mass. – August 14, 2018 – Casa Systems, Inc. (NASDAQ:CASA), a leading provider of converged broadband infrastructure technology solutions for mobile, cable and fixed networks, today announced its financial results for its second quarter ended June 30, 2018.

Second Quarter 2018 Financial Highlights

•	Revenues were $68.7 million, an increase of 3.1% compared to the second quarter of 2017

•	Gross margin of 71.9%, compared to gross margin of 68.7% in the second quarter of 2017

•	GAAP net income of $21.4 million, an increase of 24.8% compared to the second quarter of 2017

•	Non-GAAP net income of $22.2 million, an increase of 15.6% compared to the second quarter of 2017

•	Adjusted EBITDA of $19.8 million, a decrease of 12.4% compared to the second quarter of 2017

•	GAAP net income per fully diluted share of $0.23, compared to a GAAP net loss per basic share of $0.95 in the second quarter of 2017

•	Non-GAAP net income per fully diluted share of $0.24, an increase of 4.3% compared to the second quarter of 2017

“Our second quarter results reflect continued sales of cable MSO network upgrades and software capacity expansions across the globe in support of customer demand for gigabit services with DOCSIS 3.0 and 3.1,” said Jerry Guo, Casa’s President and CEO. “During the quarter, we expanded into new geographies with new and existing customers. As part of our land and expand business model, we believe these deployments will lead to high-margin capacity expansions in the future. While we are disappointed with the moderation in our top-line growth during the second quarter, we believe that this is related to the timing of several projects involving network transformation and capacity upgrades. Given the forward pipeline in all three of our end markets, I am as enthusiastic as ever about the outlook for the company. Based on our confidence in the future of the business and commitment to delivering value to our shareholders, we are announcing a stock repurchase program for up to $75 million of shares of common stock,” said Guo.

Commenting on the Company’s financial results, Shaun McCarthy, who will be taking over as Casa’s Interim CFO, added, “During the second quarter, we saw continued momentum in software-based capacity expansions, with revenue of $24.6 million, up 214% year-over-year. This led to GAAP gross margin for the second quarter of 2018 of 71.9%, an increase of more than 300 basis points over the second quarter of 2017. Although the timing of deployments may vary from quarter to quarter, we believe we remain well positioned to grow our market share and deliver long-term growth as our customers across all access technologies provide additional bandwidth and services to their subscribers.”

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Updated Financial Outlook

For the fiscal year 2018, we now expect:

•	Revenues between $330.0 million and $350.0 million

•	Non-GAAP net income between $76.0 million and $83.0 million

•	Non-GAAP diluted net income per share between $0.80 and $0.88

Guidance for non-GAAP financial measures excludes the follow-on public offering expenses, which are a one-time non-recurring charge, stock-based compensation, which is a non-cash charge, and the resulting tax effect of these excluded items. We have not reconciled the non-GAAP metrics as to which we provide guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of our control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in our guidance to the corresponding GAAP measures is not available without unreasonable effort.

Stock Repurchase Program

Casa Systems announced today that its board of directors has authorized the repurchase of up to $75 million of the Company’s common stock under a stock repurchase program. The Company’s management will determine the amount and timing of repurchases under the program based on its evaluation of market conditions, stock price and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit the Company to repurchase shares when it would otherwise be precluded from doing so under insider trading laws. The repurchase program may be superseded or discontinued at any time and has no expiration date.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss the financial results for its second quarter ended June 30, 2018, and its business outlook at 5:00 p.m. Eastern Standard Time today, August 14, 2018. The conference call can be heard via webcast in the investor relations section of our website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of our website at http://investors.casa-systems.com for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa” or the “Company”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in our CCAP solutions and in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; and (6) other factors discussed in the “Risk Factors” section of our public reports filed with the SEC, including our most recent Quarterly Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net income as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, which is a non-cash charge, the follow-on public offering expenses, which is a one-time non-recurring charge, and the tax effect on these excluded items. The tax effect of the excluded items is calculated using our effective income tax rate for the period, excluding the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of the excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income per share as diluted net income (loss) per share attributable to common stockholders reported in our condensed consolidated statements of operations, excluding the impact of cumulative dividends on convertible preferred stock, which are no longer applicable following the conversion to common stock of all of our outstanding preferred stock in December 2017 in connection with our initial public offering, excluding the impact of dividends declared on convertible preferred stock, as we do not intend to declare any dividends for the foreseeable future, and excluding the impact of items that we exclude in calculating non-GAAP net income. For periods in which there was a GAAP diluted net loss per share attributable to common stockholders, we calculate non-GAAP diluted net income per share using a non-GAAP weighted-average share count in which the impact of dilutive convertible preferred stock, stock options and restricted stock units are added to the GAAP weighted-average share count. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net income, excluding the impact of stock-based compensation expense; the follow-on public offering expenses; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

we exclude stock-based compensation expense from each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy;

•

we exclude the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options, which are not related to the operating performance of our business, in calculating the effective tax rate used to determine the tax effect of the items excluded from our non-GAAP net income and non-GAAP diluted net income per share; these discrete tax benefits will result in a reduction in our income taxes and cash paid for income taxes;

•

we exclude the follow-on public offering expenses from non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA because it is a one-time non-recurring charge, although this is a use of our cash and included in our operating expenses;

•	adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us, and does not reflect foreign currency transaction gains and losses, all of which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in the cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures”.

About Casa Systems, Inc.

Casa Systems, Inc. (NASDAQ: CASA) delivers converged broadband technology solutions that enable mobile, cable and fixed network service providers to meet the growing demand for gigabit bandwidth and services. Our suite of distributed and virtualized solutions for fixed and mobile 5G ultra-broadband networks are engineered for performance, flexibility and scale. Commercially deployed in over 70 countries, Casa serves more than 450 Tier 1 and regional service providers worldwide.

For more information, visit our website at http://www.casa-systems.com.

Source: Casa Systems, Inc.

IR Contact

Monica Gould

212-871-3927

investorrelations@casa-systems.com

Lindsay Savarese

212-331-8417

investorrelations@casa-systems.com

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$68,722	$66,625	$157,796	$139,354
Cost of revenue	19,321	20,847	46,440	41,236

Gross profit	49,401	45,778	111,356	98,118
Operating expenses:
Research and development	16,696	14,227	37,226	28,695
Sales and marketing	9,621	8,156	20,889	18,236
General and administrative	6,542	4,526	13,730	9,521

Total operating expenses	32,859	26,909	71,845	56,452

Income from operations	16,542	18,869	39,511	41,666

Other income (expense):
Interest income	1,680	570	2,775	1,074
Interest expense	(4,875)	(4,261)	(9,547)	(8,454)
Gain (loss) on foreign currency, net	(490)	605	(514)	635
Other income, net	366	320	567	439

Total other income (expense), net	(3,319)	(2,766)	(6,719)	(6,306)

Income before provision for (benefit from) income taxes	13,223	16,103	32,792	35,360
Provision for (benefit from) income taxes	(8,194)	(1,057)	(6,401)	46

Net income	21,417	17,160	39,193	35,314
Cumulative dividends on convertible preferred stock	—	(1,467)	—	(2,918)
Dividends declared on convertible preferred stock	—	(47,547)	—	(47,547)

Net income (loss) attributable to common stockholders, basic and diluted	$21,417	$(31,854)	$39,193	$(15,151)

Net income (loss) per share:
Basic	$0.26	$(0.95)	$0.48	$(0.45)

Diluted	$0.23	$(0.95)	$0.42	$(0.45)

Weighted-average shares used in computing net income (loss) per share:
Basic	83,257	33,652	82,447	33,635

Diluted	93,864	33,652	93,733	33,635

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of Net Income to Non-GAAP Net Income:
Net income	$21,417	$17,160	$39,193	$35,314
Stock-based compensation	94	1,914	4,324	3,814
Follow-on public offering expenses	815	—	815	—
Tax effect of excluded items	(138)	126	(595)	(5)

Non-GAAP net income	$22,188	$19,200	$43,737	$39,123

Non-GAAP net income margin	32.3%	28.8%	27.7%	28.1%

Reconciliation of Diluted Net Income (Loss) Per Share Attributable to Common Stockholders to Non-GAAP Diluted Net Income Per Share:
Diluted net income (loss) per share attributable to common stockholders	$0.23	$(0.95)	$0.42	$(0.45)
Cumulative dividends on convertible preferred stock	—	0.02	—	0.03
Dividends declared on convertible preferred stock	—	0.57	—	0.57
Non-GAAP adjustments to net income	0.01	0.02	0.05	0.05
Dilutive convertible preferred stock and stock-based awards	—	0.57	—	0.27

Non-GAAP diluted net income per share	$0.24	$0.23	$0.47	$0.47

Weighted-average shares used in computing diluted net income (loss) per share	93,864	33,652	93,733	33,635
Dilutive effect of convertible preferred stock	—	40,382	—	40,382
Dilutive effect of stock options	—	9,082	—	9,180
Dilutive effect of restricted stock units	—	437	—	420

Weighted-average shares used in computing non-GAAP diluted net income per share	93,864	83,553	93,733	83,617

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$21,417	$17,160	$39,193	$35,314
Stock-based compensation	94	1,914	4,324	3,814
Follow-on public offering expenses	815	—	815	—
Depreciation and amortization	2,366	1,841	4,668	3,569
Other income (expense), net	3,319	2,766	6,719	6,306
Provision for (benefit from) income taxes	(8,194)	(1,057)	(6,401)	46

Adjusted EBITDA	$19,817	$22,624	$49,318	$49,049

Adjusted EBITDA margin	28.8%	34.0%	31.3%	35.2%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES (Continued)

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
Net cash provided by operating activities	$31,260	$7,605	$82,368	$21,021
Purchases of property and equipment	(1,997)	(1,792)	(4,501)	(3,650)

Free cash flow	$29,263	$5,813	$77,867	$17,371

Summary of Stock-Based Compensation Expense:
Cost of revenue	$(72)	$65	$137	$136
Research and development	(1,016)	462	1,002	978
Sales and marketing	235	258	610	535
General and administrative	947	1,129	2,575	2,165

Total	$94	$1,914	$4,324	$3,814

Summary of Revenue:
Sales of broadband products	$33,929	$47,910	$84,688	$105,250
Capacity expansions	24,608	7,840	54,038	15,709

Product	58,537	55,750	138,726	120,959
Service	10,185	10,875	19,070	18,395

Total revenue	$68,722	$66,625	$157,796	$139,354

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$342,925	$260,820
Accounts receivable, net	70,852	122,634
Inventory	33,705	36,148
Prepaid expenses and other current assets	4,657	5,151
Prepaid income taxes	75	538

Total current assets	452,214	425,291
Property and equipment, net	29,237	29,363
Accounts receivable, net of current portion	3,243	4,710
Deferred tax assets	19,953	9,718
Other assets	1,560	615

Total assets	$506,207	$469,697

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,251	$15,833
Accrued expenses and other current liabilities	30,897	48,250
Accrued income taxes	841	118
Deferred revenue	31,467	34,224
Current portion of long-term debt, net of unamortized debt issuance costs	2,168	2,156

Total current liabilities	81,624	100,581
Accrued income taxes, net of current portion	7,831	8,810
Deferred revenue, net of current portion	15,120	14,691
Long-term debt, net of current portion and unamortized debt issuance costs	294,368	295,459

Total liabilities	398,943	419,541

Stockholders’ equity:
Common stock	86	81
Additional paid-in capital	147,211	128,798
Accumulated other comprehensive income (loss)	(309)	194
Accumulated deficit	(39,724)	(78,917)

Total stockholders’ equity	107,264	50,156

Total liabilities and stockholders’ equity	$506,207	$469,697

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$39,193	$35,314
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,668	3,569
Stock-based compensation	4,324	3,814
Deferred income taxes	(10,253)	959
Decrease in provision for doubtful accounts	(6)	—
Excess and obsolete inventory valuation adjustment	(1,443)	245
Changes in operating assets and liabilities:
Accounts receivable	47,265	36,199
Inventory	3,079	(3,562)
Prepaid expenses and other assets	(452)	2,195
Prepaid income taxes	463	(7,616)
Accounts payable	3,170	(14,881)
Accrued expenses and other current liabilities	(5,113)	(7,077)
Accrued income taxes	(245)	(8,629)
Deferred revenue	(2,282)	(19,509)

Net cash provided by operating activities	82,368	21,021

Cash flows (used in) provided by investing activities:
Purchases of property and equipment	(4,501)	(3,650)
Proceeds from maturities of marketable securities	—	14,589

Net cash (used in) provided by investing activities	(4,501)	10,939

Cash flows provided by (used in) financing activities:
Principal repayments of debt	(1,651)	(1,645)
Proceeds from exercise of stock options	10,147	160
Payments of dividends and equitable adjustments	(5,486)	(197,153)
Follow-on offering selling shareholders profit disgorgement	3,811	—
Payments of initial public offering costs	(1,148)	(1,511)
Employee taxes paid related to net share settlement of equity awards	—	(3,788)

Net cash provided by (used in) financing activities	5,673	(203,937)

Effect of exchange rate changes on cash and cash equivalents	(429)	337

Net increase (decrease) in cash, cash equivalents and restricted cash	83,111	(171,640)
Cash, cash equivalents and restricted cash at beginning of period	260,820	329,554

Cash, cash equivalents and restricted cash at end of period	$343,931	$157,914

Supplemental disclosures of cash flow information:
Cash paid for interest	$8,834	$8,134

Cash paid for income taxes	$3,554	$15,096

Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$373	$282

Prepaid expenses and other current assets included in accounts payable	$405	$526

Deferred public offering costs included in accounts payable and accrued expenses and other current liabilities	$—	$85

Unpaid equitable adjustments included in accrued expenses and other current liabilities	$5,174	$10,212

Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$5,932	$13,415